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Exhibit 10-bb
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                          ADC TELECOMMUNICATIONS, INC.
                               PENSION EXCESS PLAN
                               (1989 Restatement)


                         First Effective January 1, 1985
                As Amended and Restated Effective January1, 1989


                                       AND


                                  As Amended By

                   The FIRST AMENDMENT Adopted March 12, 1996
                         But Effective November 1, 1995


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                          ADC TELECOMMUNICATIONS, INC.
                               PENSION EXCESS PLAN
                               (1989 Restatement)


     WHEREAS, ADC TELECOMMUNICATIONS, INC., a Minnesota corporation (hereinafter sometimes referred to as the "Employer") and certain subsidiaries of the Employer have heretofore adopted and currently maintain a defined benefit pension plan known as the ADC Telecommunications, Inc. Pension Plan (hereinafter the "Pension Plan") for the purpose of developing retirement benefits for employees; and

     WHEREAS, The Pension Plan is subject to the Employee Retirement Income Security Act of 1974, as amended (hereinafter "ERISA") and is intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (hereinafter the "Code"); and

     WHEREAS, By operation of section 401(a) of the Code, benefits which may be paid under the Pension Plan are restricted so that they do not exceed certain maximum limitations established under section 415 of the Code; and

     WHEREAS, For benefits accruing under the Pension Plan during plan years beginning after December 31, 1988, the maximum amount of annual compensation which may be taken into account for any employee may not exceed a fixed dollar amount which is established under section 401(a)(17) of the Code; and

     WHEREAS, ERISA authorizes the establishment of an unfunded, nonqualified plan of deferred compensation maintained by an employer solely for the purpose of providing benefits for employees which are in excess of the limitations on benefits and allocations imposed on qualified plans by section 415 of the Code; and

     WHEREAS, ERISA also authorizes the establishment of an unfunded, nonqualified plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees; and

     WHEREAS, Effective November 1, 1978, the Employer did establish a nonqualified plan known as the Magnetic Controls Company Deferred Compensation Plan (the "Deferred Compensation Plan") and is in the process of amending and restating the same effective January1, 1989, in a document known as the ADC Telecommunications, Inc. Deferred Compensation Plan (1989 Restatement); and

     WHEREAS, Effective September 1, 1990, the Employer did establish a nonqualified plan known as the ADC Telecommunications, Inc. 401(k) Excess Plan (the "401(k) Excess Plan"); and

     WHEREAS, The deferral of income under the Deferred Compensation Plan and the 401(k) Excess Plan reduces the benefits payable under the Pension Plan; and

     WHEREAS, The Employer may establish additional plans to defer compensation (including but not limited to the "Executive Incentive Exchange Plan") which also would reduce the benefits payable under the Pension Plan (any such plan or plans, together with the Deferred Compensation Plan and the 401(k) Excess Plan, shall collectively be referred to as the "Other Plans"); and

     WHEREAS, It is in the interest of the Employer to provide the full benefits promised to certain employees under the Pension Plan without regard to the limitations on benefits and allocations imposed by section 415 of the Code, the compensation limitation imposed by section 401(a)(17) of the Code, and the deferral of income under the Other Plans, and that an unfunded nonqualified deferred compensation plan be maintained for this and other purposes; and

     WHEREAS, Effective January 1, 1985, the Employer did establish a nonqualified, unfunded plan known as the Magnetic Controls Company Excess Benefits Plan to provide benefits in excess of the limitations imposed by section 415 of the Code; and

     WHEREAS, The Employer has reserved to itself the power to amend such plan;

     NOW THEREFORE, The Employer does hereby amend the previously established Magnetic Controls Company Excess Benefits Plan and restate it to incorporate features of an unfunded, nonqualified deferred compensation plan, the terms and conditions of which are as follows:

1. Plan Name. This plan shall be referred to as the ADC TELECOMMUNICATIONS, INC. PENSION EXCESS PLAN (1989 Restatement) (hereinafter the "Plan").

2.   Participants.

     2.1. General Rules. The individuals eligible to participate in and receive benefits under the Plan (the "Participants") are those employees of the Employer and its subsidiaries who, on or after January1, 1985:

     (a)  are participating employees in the Pension Plan; and

     (b)  are actively employed by the Employer or one of its subsidiaries;
          and

     (c) are approved for participation in this Plan by the Board of Directors of the Employer (the "Board of Directors").

     2.2. Specific Exclusions. Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, no person shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for such person or such person's survivors) unless such person is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that a person is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such person shall not be (and shall not have ever been) a Participant in this Plan at any time. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such person's erroneous participation shall immediately terminate ab initio and upon demand such person shall be obligated to reimburse ADC Telecommunications, Inc. for all amounts erroneously paid to such person.

3.   Benefit for Participants.

     3.1. Amount. This Plan shall pay to each Participant the excess, if any, of:

     (a) the amount that would have been payable under the Pension Plan to the Participant if such benefit had been determined without regard to the benefit limitations under section 415 of the Code, the compensation limitation of section 401(a)(17) of the Code, and the deferral of income under the Other Plans, over

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     (b)  the amount actually paid from the Pension Plan.

For the purpose of this Section3.1, the benefit is expressed as a single life annuity as that term is defined under the Pension Plan as if benefits had commenced under the Pension Plan as of the first day of the calendar month following the Participant's termination of employment.

     3.2. Form of Distribution. This benefit shall be, in all cases, converted to an actuarially equivalent single lump sum on the first day of the calendar month following the Participant's Termination of Employment (the "Lump Sum Amount"). The payments (minus all withholding and payroll taxes which must be deducted therefrom) shall be paid or commenced from the general assets of the Employer to the Participant. Such payment shall be in full and complete discharge of all benefits payable to, or with respect to the Participant under this Plan including, but not limited to, all survivor benefits and all optional forms of benefit to which the Participant or spouse might otherwise have been entitled. The consent of a spouse, joint annuitant or beneficiary shall not be required before making the annual installment or single lump sum payment herein described. Actuarially equivalent value shall be calculated by reference to the interest and mortality factors in effect under the Pension Plan at the time the benefit is payable. Distribution of the Participant's benefit shall be made to the Participant or the Beneficiary entitled to receive the distribution in accordance with the following rules.

          3.2.1. Form of Distribution. Distribution of benefits accrued on or after April1, 1996, shall be made in whichever of the following forms the Participant shall have designated in writing at the time required by the Employer (to the extent that such election is consistent with the rules of this Plan Statement). The Employer shall unilaterally designate the form of distribution of all benefits accrued prior to April 1, 1996.

     (a) Term Certain Installments to Participant. If the Distributee is a Participant who has elected distribution in a series of annual installments payable over ten (10) years and the actuarially equivalent single lump sum value of the benefit at the Termination of Employment is at least One Hundred Thousand Dollars ($100,000), distribution shall be made in a series of annual installments payable over ten (10) years.

     (b) Term Certain Installments to Beneficiary. If the Distributee is the Beneficiary of a Participant who has elected distribution in a series of annual installments payable over ten (10) years and died after termination of employment but before distribution commenced and the actuarially equivalent single lump sum value of the benefit at death is at least One Hundred Thousand Dollars ($100,000), distribution shall be made in a series of annual installments payable over ten (10) years.

     (c) Continued Term Certain Installments to Beneficiary. If the Distributee is a Beneficiary of a deceased Participant and distribution had commenced to the deceased Participant before his or her death over a ten (10) year period

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          as specified in paragraph (a) above, in a series of annual installments payable over the remainder of the ten (10) year period.

     (d) Lump Sum. To the extent that the Distributee is either a Participant or a Beneficiary of a deceased Participant and none of the foregoing rules are applicable, in a single lump sum payment.

          3.2.2. Installment Amounts. If the Distributee's benefit will be distributed in the form of a series of annual installments payable over ten
     (10) years, a bookkeeping account ("Account") will be created for the purpose of paying the benefit to the Distributee. The initial value of the Account shall equal the Distributee's Lump Sum Amount. The amount of the annual installments shall be determined by dividing the amount of the Distributee's Account as of the December31 as of which the installment is being paid by the number of remaining installment payments to be made (including the payment being determined).

     (a) Valuation and Adjustment of Accounts. Each Distributee's Account shall be valued as of the last day of each calendar month (the "Valuation Date"). As of each Valuation Date, the value of each Account determined as of the immediately preceding Valuation Date (the "Initial Account Value") shall be increased (or decreased) by the following adjustment made in the following sequence:

           (i) The Initial Account Value shall be increased by an amount equal to the balance of the Account as of the preceding Valuation Date multiplied by the Interest Rate and multiplied by a fraction, the numerator of which is one (1) and the denominator of which is twelve (12); and

          (ii) The Initial Account Value (as adjusted above) shall be reduced by the total amount distributed in fact to (or with respect to) the Participant from such Account as of the current Valuation Date.

     (b) Interest Rate. For purposes of this Section 3.2, the "Interest Rate" shall mean the rate of interest charged on the Valuation Date for which interest is being credited by Norwest Bank Minnesota, N.A., and in effect on that Valuation Date to its most credit-worthy corporate customers on loans of not more than ninety (90) days duration which are unsecured (that is, the so called prime rate of interest).

          3.2.3. Default. If for any reason a Participant shall have failed to make a timely written designation of form for distribution (including reasons entirely beyond the control of the Participant), the distribution shall be made in a single lump sum. No spouse, former spouse, Beneficiary or other person shall have any right to participate in the Participant's selection of a form of benefit.

     3.3. Time. Any lump sum payment shall be made as of the first day of the calendar month following the Participant's termination of employment and actual payment shall be made as soon as administratively feasible thereafter. Any annual installment payments shall be commenced as of the December 31 coincident with or next following the Participant's termination of employment and actual payment shall be commenced as soon as administratively feasible thereafter. In the event of the Participant's death before actual payment of a lump sum distribution is made, payment shall be made to the Participant's estate. In the event of the Participant's death before actual payment of an annual installment distribution is commenced, payment shall be made to the Participant's designated beneficiary. If the Employer determines that delaying the time the initial payments are made or commenced would increase the probability that such payments would be fully deductible for federal or state income tax purposes, for example because such payments would result in over one million dollars ($1,000,000) of compensation for the taxable year with respect to the

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Participant under section 162(m) of the Code, the Employer may unilaterally delay the time of the making or commencement of payment for up to twenty-four
(24) months after the date such initial payment would otherwise be payable.

     3.4. Designation of Beneficiaries for Installment Payments.  This section
3.4 applies only to Participants who are entitled to receive a distribution in the form of annual installments and who has elected to receive distribution of the Participant's benefit in the form of annual installments.

          3.4.1. Right To Designate. Each Participant may designate, upon forms to be furnished by and filed with the Employer, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of such Participant's account in the event of such Participant's death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary, except as provided in Section3.4.6. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Employer during the Participant's lifetime.

          3.4.2.  Failure of Designation.  If a Participant:

     (a)  fails to designate a Beneficiary,

     (b) designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

     (c) designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

     such Participant's account, or the part thereof as to which such Participant's designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

          Participant's surviving spouse
          Participant's surviving issue per stirpes and not per capita Participant's surviving parents
          Participant's surviving brothers and sisters
          Representative of Participant's estate.

          3.4.3. Disclaimers by Beneficiaries. A Beneficiary entitled to a distribution of all or a portion of a deceased Participant's account may disclaim an interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of the account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant's death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary's entire interest in the undistributed account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Employer after the date of the Participant's death but not later than one hundred eighty (180) days after the date of the Participant's death. A disclaimer shall be irrevocable when delivered to the Employer. A disclaimer shall be considered to be delivered to the Employer only when actually received by the Employer. The Employer shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be

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     considered to be a transfer of an interest in violation of the provisions of Section 8 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by the Employer.

          3.4.4. Definitions. When used herein and, unless the Participant has otherwise specified in the Participant's Beneficiary designation, when used in a Beneficiary designation, "issue" means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; "child" means an issue of the first generation; "per stirpes" means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and "survive" and "surviving" mean living after the death of the Participant.

          3.4.5. Special Rules. Unless the Participant has otherwise specified in the Participant's Beneficiary designation, the following rules shall apply:

     (a) If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

     (b) The automatic Beneficiaries specified in Section 3.4.2 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of payments due such Beneficiary hereunder, such payments shall be payable to the representative of such Beneficiary's estate.

     (c) If the Participant designates as a Beneficiary the person who is the Participant's spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Employer after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant's lifetime.)

     (d) Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant's death.

     (e) Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

     A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant's legal residence. The Employer shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.


          3.4.6. Spousal Rights. No person designated to be a Beneficiary, other than a spouse or surviving spouse, shall have any rights or interest in the benefits accumulated under this Plan including, but not limited to, the right to be the sole

     Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

          Notwithstanding the foregoing, a designation will not be valid for the purpose of paying benefits from the Plan to anyone other than a surviving spouse of the Participant (if there is a surviving spouse) unless that surviving spouse consents in writing to the designation of another person as Beneficiary. To be valid, the consent of such spouse must be in writing, must acknowledge the effect of the designation of the Beneficiary and must be witnessed by a notary public. The consent of the spouse to a Beneficiary is not a waiver of any rights to pre-retirement death benefits under the Plan because a Beneficiary designation under this Section3.4 is only effective for annual installment payments due after the Participant's termination of employment. The consent of the surviving spouse need not be given at the time the designation is made. The consent of the surviving spouse need not be given before the death of the Participant. The consent of the surviving spouse will be required, however, before benefits can be paid to any person other than the surviving spouse. The consent of a spouse shall be irrevocable and shall be effective only with respect to that spouse.

4.   Death Benefit for Surviving Spouse.

     4.1. Amount. In the event of the Participant's death, this Plan shall pay to the surviving spouse or other joint or contingent annuitant or beneficiary of a Participant the excess, if any, of:

     (a) the amount that would have been payable under the Pension Plan to the surviving spouse if such benefit had been determined without regard to the benefit limitations under section 415 of the Code, the compensation limitation of section 401(a)(17) of the Code, and the deferral of income under the Other Plans, over

     (b)  the amount actually paid to the surviving spouse from the Pension
          Plan.

     4.2. Form. This benefit (minus the withholding and payroll taxes which must be deducted therefrom) shall be paid to the surviving spouse directly from the general assets of the Employer in a single lump sum that is the actuarially equivalent value of the amount determined under Section4.1. Actuarially equivalent value shall be calculated by reference to the interest and mortality factors in effect under the Pension Plan at the time the benefit is payable.


     4.3. Time. The payment shall be made as of the first day of the calendar month following the Participant's death and actual payment shall be made as soon as administratively feasible thereafter. In the event of the surviving spouse's death before actual payment is made, payment shall be made to the surviving spouse's estate.

5. 280G Limitation. The amount of any distribution to be received by a Participant under the Plan shall be reduced (but not below zero) by the amount, if any, necessary to prevent any part of any payment or benefit received or to be received by the Participant in connection with a Change in Control of the Employer (as defined in Section 9.2) or the termination of the Participant's employment (whether payable under the terms of the Plan or any other plan, contract, agreement or arrangement with the Employer, with any person whose actions result in a Change in Control of the Employer or with any person constituting a member of an "affiliated group" (as defined in section 280G(d)(5) of the Code)), with the Employer or with any person whose actions result in a Change in Control of the Employer (such foregoing payments or benefits referred to collectively as the "Total Payments") from being treated as an "excess parachute payment" within the meaning of section 280G(b)(1) of the Code, but only if and to the extent such reduction will also result in, after taking into account all applicable state or federal taxes (computed at the highest marginal rate) including any taxes payable pursuant to section 4999 of the Code, a greater after-tax benefit to the Participant than the after-tax benefit to the Participant of the Total Payments computed without regard to any such reduction. For purposes of the foregoing,
(a) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Employer and acceptable to the Participant does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code; (b) any reduction in payments under the Plan shall be computed by taking into account that portion of Total Payments which constitute reasonable compensation within the meaning of section 280G(b)(4)(B) of the Code in the opinion of such tax counsel; (c) the value of any non-cash benefit or of any deferred cash payment included in the Total Payments shall be determined by the Employer in accordance with the principles of section 280G(d)(3)(iv) of the Code; and (d) in the event of any uncertainty as to whether a reduction in Total Payments to the Participant is required under the Plan, the Employer shall initially make the payment to the Participant and the Participant shall agree to refund to the Employer any amounts ultimately determined not to have been payable under the terms of this Section.

6. Forfeiture of Benefits. All unpaid benefits under this Plan shall be forfeited upon the determination by the Board of Directors that the Participant, either before or after termination of employment:

     (a) has engaged in a criminal or fraudulent activity resulting in harm to the Employer or an affiliate, or

     (b) has divulged to a competitor any significant confidential information or trade secrets of the Employer or an affiliate, or

     (c) has provided the Employer or affiliate with materially false reports concerning such Participant's business interests or employment, or

     (d) has made materially false representations which are relied upon by the Employer or an affiliate in furnishing information to a shareholder, auditors or any regulatory or governmental agency, or

     (e) has maintained an undisclosed, unauthorized and material conflict of interest in the discharge of the duties owed by such Participant to the Employer or an affiliate, or

     (f) has engaged in conduct causing a serious violation of state or federal law by the Employer or an affiliate, or

     (g) has engaged in reckless or grossly negligent activity toward the Employer or an affiliate which is admitted or judicially proven and which results in significant harm to the Employer or an affiliate, or

     (h) has engaged in the theft of assets or funds of the Employer or an affiliate, or

     (i) has engaged in fraud or dishonesty toward the Employer or an affiliate which is admitted or judicially proven, or

     (j) has been convicted of any crime which directly or indirectly arose out of such Participant's employment relationship with the Employer or an affiliate or materially affected such Participant's ability to discharge the duties of employment with the Employer or an affiliate, or

     (k) shall fail at or after the time of such Participant's termination of employment to execute a form of release and waiver prepared by and acceptable to the Employer releasing the Employer (and its officers, directors, employees and agents) from all direct or indirect claims for workers' compensation benefits, unemployment compensation benefits, claims arising as a result of employment discrimination, employment related claims arising under tort, breach of contract (express or implied) or any other law or theory and all other similar types of claims (whether known or unknown) as the Employer may specify or, after executing such a release or waiver, shall fail to abide by its terms.

7. Spendthrift Provisions. No Participant or beneficiary shall have any transmissible interest in this Plan nor shall any Participant or beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Employer, nor shall the Employer recognize any assignment thereof, either in whole or in part, nor shall any interest in this Plan be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Employer.

This Section shall not prevent the Employer from exercising, in its discretion, any of the applicable powers and options granted to it, as such powers may be conferred upon them by any applicable provision hereof.

8. Claims Procedure. The claims procedure set forth in this Section 8.4 shall be the claims procedure for the disposition of claims for benefits arising under the Plan.

     8.1. Original Claim. Any employee, former employee or beneficiary of such employee or former employee may, if he or she so desires, file with the Employer a written claim for benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Employer shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Employer shall state in writing:


     (a)  the specific reasons for the denial;

     (b) the specific references to the pertinent provisions of this Plan Statement on which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (d) an explanation of the claims review procedure set forth in this section.

     8.2. Claims Review Procedure. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Employer a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Employer shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

     8.3. General Rules.

     (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Employer may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Employer upon request.

     (b) All decisions on claims and on requests for a review of denied claims shall be made by the Employer.

     (c) The Employer may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

     (d) A claimant may be represented by a lawyer or other representative (at the claimant's own expense), but the Employer reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

     (e) The decision of the Employer on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

     (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or the claimant's representative shall have a reasonable opportunity to review a copy of this Plan Statement and all other pertinent documents in the possession of the Employer.

9.   Change In Control Provisions.

     9.1. In General. Notwithstanding any other provision of the Plan, Section9.3 and Section9.4 shall take effect if and only if a Maturity Date occurs effective as to this Plan following a Change in Control. A Maturity Date cannot occur if there is no Change in Control. A Maturity Date effective as to this Plan does not occur merely because there is a Change in Control or merely because a Maturity Date occurs effective as to the Pension Plan. A Maturity Date following a Change in Control must be effective as to this Plan.

     9.2. Special Definitions. For purposes of this Section 9.2, the special definitions in Section 7.6.2 of the Pension Plan, as amended, shall apply.

     9.3. Amendment. Notwithstanding any other provision of the Plan, during the two (2) years following the date of a Change in Control, the provisions of the Plan may not be amended if any amendment would adversely affect the rights, expectancies or benefits provided by the Plan (as in effect immediately prior to the Change in Control), of any Participant, beneficiary or other person entitled to payments under the Plan. The Plan may not be terminated or merged with any other plan during the same two (2) year period.

     9.4. Not Amendable.  Notwithstanding any other provision of the Plan, this
Section 9 may not be amended to decrease any of the benefits which it provides during the two (2) years following the date of a Change in Control without the affirmative written consent of a majority in both number and interest of the Participants actively employed on the date of the Change in Control.

10. Funding. All benefits payable under this Plan shall be paid exclusively from the general assets of the Employer and no fund or trust shall be established apart from the general assets of such corporation for this purpose nor shall any assets or property be segregated or set apart from such corporation's general assets for the purposes of funding this Plan.

11. Amendment and Termination. Except as otherwise provided in Section 9, the Board of Directors may amend this Plan prospectively, retroactively, or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.

12. Construction. This Plan is adopted with the understanding that it is in part an unfunded excess benefit plan within the meaning of Section 3(36) of ERISA and is in part an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in sections 201(2), 301(3) and 401(a)(1) of ERISA. Each provision hereof shall be interpreted and administered accordingly.


          Unless a contrary intention is clearly expressed herein, terms defined in the Pension Plan and used in this Plan shall have the meanings assigned in the Pension Plan insofar as this Plan is developing benefits by reference to the Pension Plan.

          It is specifically contemplated that the Pension Plan will, from time to time, be amended and possibly terminated. All such amendments and terminations shall be given effect under this Plan (it being expressly intended that this Plan shall not freeze or lock-in the benefit structures of the Pension Plan as they exist at the adoption of this Plan or upon the commencement of participation by any Participant).

          This Plan is adopted in the State of Minnesota and shall be construed and enforced according to the laws of that State to the extent such laws are not preempted by federal law.

          This Plan will not provide any excess benefits with respect to any stock bonus plan, employee stock ownership plan or PAYSOP. This Plan shall be construed to prevent the duplication of benefits provided under any other plan or arrangement, whether qualified or nonqualified, funded or unfunded, to the extent that such other benefits are provided directly or indirectly by the Employer.

13.  Determinations - Rules and Regulations.

     13.1. Determinations. The Employer shall make such determinations as may be required from time to time in the administration of the Plan. The Employer shall have the sole authority and responsibility to interpret and construe the Plan Statement and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of employees, Participants and beneficiaries and the amounts of their respective interests. Each interested party may act and rely upon all information reported to that party hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

     13.2. Rules and Regulations. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Employer.

     13.3. Method of Executing Instruments. Information to be supplied or written notices to be made or consents to be given by the Employer pursuant to any provision of this Plan Statement may be signed in the name of the Employer by any officer thereof who has been authorized to make such certification or to give such notices or consents.

     13.4. Information Furnished by Participants. The Employer shall not be liable or responsible for any error in the computation of the benefit of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Employer and used by it in determining the Participant's benefit. The Employer shall not be obligated or required to increase the benefit of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement shall be reduced to the amount appropriate for the Participant in view of the truth.

14.  Plan Administration.

     14.1. Officers. Except as hereinafter provided, functions generally assigned to the Employer shall be discharged by its officers or delegated and allocated as provided herein.

     14.2. Chief Executive Officer. Except as hereinafter provided, the Chief Executive Officer of the Employer may delegate or redelegate and allocate and reallocate to one or more persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Employer hereunder as the Chief Executive Officer may from time to time deem advisable.

     14.3. Board of Directors. Notwithstanding the foregoing, the Board of Directors of the Employer shall have the exclusive authority, which may not be delegated, to act for the Employer to amend the Plan and to terminate the Plan.

     14.4. Conflict of Interest. If any officer or employee of the Employer or any member of the board of directors of the Employer to whom authority has been delegated or redelegated hereunder shall also be a Participant in the Plan, the Participant shall have no authority as such officer, employee or member with respect to any matter specially affecting the Participant's individual interest hereunder (as distinguished from the interests of all Participants and beneficiaries or a broad class of Participants and beneficiaries), all such authority being reserved exclusively to the other officers, employees or members as the case may be, to the exclusion of the Participant and the Participant shall act only in the Participant's individual capacity in connection with any such matter.

     14.5. Administrator. The Employer shall be the administrator for purposes of section 3(16)(A) of ERISA.

     14.6. Service of Process. In the absence of any designation to the contrary by the Employer, the Secretary of the Employer is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

15.  Disclaimers.

     15.1. Term of Employment. Neither the terms of the Plan nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee. The Employer shall not be obligated to continue the Plan.

     15.2. Employment. The terms of the Plan shall not give any employee the right to be retained in the employment of the Employer. This Plan shall not alter, enlarge or diminish any person's employment rights or obligations or any person's rights or obligations under the Pension Plan or any other employee benefit plan maintained by the Employer.

     15.3. Source of Payment. Neither the Employer nor any of its officers nor any member of its board of directors in any way secure or guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant or to any beneficiary or to any creditor of a Participant or a beneficiary. Each Participant, beneficiary or other person entitled at any time to payments hereunder shall look solely to the assets of the Employer for such payments or to the benefits distributed to any Participant or beneficiary, as the case may be, for such payments. In each case where benefits shall have been distributed to a former Participant or a beneficiary or to the person or any one of a group of persons entitled jointly to the receipt thereof and which purports to cover in full the benefit hereunder, such former Participant or beneficiary, or such person or persons, as the case may be, shall have no further right or interest in the other assets of the Employer.

     15.4. Guaranty. Neither the Employer nor any of its officers nor any member of its board of directors shall be under any liability or responsibility for failure to effect any of the objectives or purposes of the Plan by reason of the insolvency of the Employer.

     15.5. Delegation. The Employer and its officers and the members of the Board of Directors shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan or pursuant to procedures set forth in the Plan.


     IN WITNESS WHEREOF, ADC TELECOMMUNICATIONS, INC. has caused this Plan document to be executed by its duly authorized officers.


---------------, 1992                             ADC TELECOMMUNICATIONS, INC.



                                        By
                                                  -------------------------
                                        Its
                                                  -------------------------


                                        And
                                                  -------------------------
                                        Its
                                                  -------------------------